UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2010
LIBRA ALLIANCE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)
502-244-6666
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 17, 2010, Lightyear Network Solutions, LLC (“Lightyear”), the wholly owned subsidiary of Libra Alliance Corporation (the “Company”) entered into a $1,000,000 secured promissory note (the “Note”) with First Savings Bank, F.S.B. (the “Bank”), of Clarksville, Indiana. Amounts available under the Note are for general corporate purposes. As of March 22, 2010, Lightyear has borrowed $500,000 under the Note.
     Under the Note, which will mature on March 30, 2011, Lightyear may borrow up to the full principal amount of the Note, from time to time, through June 16, 2010. Borrowings under the Note will bear interest at a rate equal to the Prime Rate, as reported in the Wall Street Journal, plus 4.0%, but the rate will never be less than 7.25%. Lightyear must make monthly payments of accrued but unpaid interest through June 30, 2010. Thereafter, Lightyear must make monthly payments of accrued but unpaid interest plus monthly principal payments in the amount of $111,112, unless and until the outstanding principal balance of the Note is paid in full. In addition to the payment described hereinabove, Lightyear must apply to the payment of the principal balance of the Note, fifty percent (50%) of all net proceeds, if any, in excess of $1,000,000 and up to $2,000,000 from the sale of equity securities of the Company, unless and until the outstanding principal balance of the Note is paid in full.
     Borrowings under the Note will be secured by a first priority perfected security interest in all tangible and intangible assets of the Company, including Lightyear’s lockbox account and its operating account, and by the personal guaranties of J. Sherman Henderson III, and Ronald L. Carmicle. Mr. Henderson is President, Chief Executive Officer and a director of the Company. Mr. Carmicle is a director of the Company.
     The Note contains customary events of default and customary affirmative and negative covenants, including (among others) a minimum accounts receivable requirement of $3,000,000.
     Mr. Henderson maintains a personal line of credit with the Bank in the amount of $500,000.
     There are no material relationships between Lightyear and the Company or its affiliates and the Bank, other than as described above.
     The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits

Exhibit	Description

10.1	Promissory Note, dated as of March 17, 2010 by Lightyear Network Solutions, LLC to First Savings Bank, F.S.B.

10.2	Absolute Continuing Guaranty Agreement, dated March 17, 2010, by J. Sherman Henderson III in favor of First Savings Bank, F.S.B.

10.3	Absolute Continuing Guaranty Agreement, dated March 17, 2010, by Ronald L. Carmicle in favor of First Savings Bank, F.S.B.

10.4	Security Agreement, dated March 17, 2010, by and between Lightyear Network Solutions, LLC and First Savings Bank, F.S.B.

10.5	Lockbox and Account Control Agreement, dated as of March 17, 2010, by and among Lightyear Network Solutions, LLC, Fifth Third Bank and First Savings Bank, F.S.B.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBRA ALLIANCE CORPORATION
Date: March 23, 2010	By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Promissory Note, dated as of March 17, 2010 by Lightyear Network Solutions, LLC to First Savings Bank, F.S.B.

10.2	Absolute Continuing Guaranty Agreement, dated March 17, 2010, by J. Sherman Henderson III in favor of First Savings Bank, F.S.B.

10.3	Absolute Continuing Guaranty Agreement, dated March 17, 2010, by Ronald L. Carmicle in favor of First Savings Bank, F.S.B.

10.4	Security Agreement, dated March 17, 2010, by and between Lightyear Network Solutions, LLC and First Savings Bank, F.S.B.

10.5	Lockbox and Account Control Agreement, dated as of March 17, 2010, by and among Lightyear Network Solutions, LLC, Fifth Third Bank and First Savings Bank, F.S.B.